UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2014

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On January 17, 2014, GelTech Solutions, Inc. held its 2014 annual shareholders meeting and the results of each of the proposals are listed below.

Proposal	For	Against	Withheld	Abstain	Broker Non-Vote
(1) To elect the following as directors:

Michael Becker	15,973,955		124,180		11,934,747
Peter Cordani	15,943,612		154,523
Michael Cordani	15,933,282		164,853
Leonard Mass	15,983,455		114,680
Phil O’Connell, Jr.	15,956,280		141,855
Neil Reger	15,946,937		151,198
(2) To increase the number of authorized shares of common stock	23,195,421	4,787,251		50,210	Not applicable
(3) To approve and ratify the adoption of the 2007 Equity Incentive Plan	14,566,874	1,368,897		162,364	11,934,747
(4) To approve a reverse split of GelTech’s common stock at a ratio of:
(a) 1-for-2	22,616,582	5,233,374		182,926	Not applicable
(b) 1-for-5	11,192,282	16,668,844		171,156	Not applicable
(c) Anywhere in between 1-for-2 and 1-for-5	10,972,918	16,692,573		367,391	Not applicable
(5) To approve of GelTech’s Named Executive Officer Compensation	15,301,462	380,322		416,351	11,934,747
	1 Year	2 Years	3 Years	Abstain	Broker Non Votes
6) To approve an advisory vote on the frequency of the advisory vote on executive compensation	1,324,817	11,410,083	3,190,553	172,682	Not applicable
	For	Against	Withheld	Abstain	Broker Non-Vote
(7) To ratify the appointment of GelTech’s independent registered public accounting firm for Fiscal 2014.	27,667,724	217,119	Not applicable	148,039	Not applicable

At the meeting there were 35,450,583 shares entitled to vote and 28,032,882 shares (79.07%) were represented at the meeting in person or by proxy.  Immediately following the annual meeting, our Board of Directors (the “Board”) was comprised of all of the nominees listed above.  Except for Proposals 4(b) and 4(c), all of the proposals were approved.  Based on the Board’s recommendation and the voting results with respect to the advisory vote on the frequency of the advisory vote on executive compensation, the Board resolved that GelTech will hold an advisory vote on executive compensation every two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

January 17, 2014	By:	/s/ Michael Hull
Michael Hull, Chief Financial Officer